Exhibit 5.1

May 18, 2012

MModal Inc.

9009 Carothers Parkway

Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as counsel to MModal Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement (the “Registration Statement”) of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Act”), and the filing of the Registration Statement with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the offer and sale from time to time by certain stockholders of the Company identified in the Registration Statement of up to 4,134,896 shares of the Company’s common stock, par value $0.10 per share (the “Shares”).

In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation and the By-laws of the Company, as amended to date, resolutions of the Company’s Board of Directors and such other documents and corporate records relating to the Company as we have deemed appropriate.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the reference to our firm under the section “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP